As filed with the Securities and Exchange Commission on	February 1, 2019
SEC Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1482357

(I.R.S. Employer Identification No.)

118 E. Seneca St.

Ithaca, New York 14851

(Address of Principal Executive Offices) (Zip Code)

TOMPKINS FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN [ESOP]

(Full title of the plan)

Francis M. Fetsko	with a copy to:
Executive Vice President, Chief Operating Officer	Alyssa H. Fontaine, Esq.
And Chief Financial Officer	EVP & General Counsel

Tompkins Financial Corporation	Tompkins Financial Corporation
P.O. Box 460	P.O. Box 460
Ithaca, New York 14851	Ithaca, New York, 14851

(Name and Address of Agent For Service)

(607) 274-7685

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.10 par value	125,000	$73.86	$9,232,500	$1,118.98

(1)	The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to share splits, share dividends, antidilution provisions and other adjustments to the extent contemplated by the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”).
(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the NYSE American on January 28, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 (No. 333-163977), filed with the Securities and Exchange Commission on December 23, 2009; (No. 333-184582), filed with the Securities and Exchange Commission on October 24, 2012; (No. 333-206043), filed with the Securities and Exchange Commission on August 3, 2015 (together, the “Prior Registration Statements”), is being filed by the Registrant solely to register an additional 125,000 shares for issuance under the Tompkins Financial Corporation Employee Stock Ownership Plan [ESOP]. The Prior Registration Statements relate to the same class of securities and the same plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits.

EXHIBIT INDEX

The following exhibits are filed with this Registration Statement:

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at Pages II-2 and II-3)

99	Tompkins Financial Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (SEC Registration No. 333-163977) filed on December 23, 2009).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on this 24th day of January, 2019.

TOMPKINS FINANCIAL CORPORATION

By:	/s/ Stephen S. Romaine
Stephen S. Romaine
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Stephen S. Romaine and Francis M. Fetsko and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date
/S/ Thomas R. Rochon Thomas R. Rochon	Chairman of the Board, Director	January 24, 2019
/S/ Stephen S. Romaine Stephen S. Romaine	President and Chief Executive Officer, Director (Principal Executive Officer)	January 24, 2019
/S/ James W. Fulmer James W. Fulmer	Vice Chairman, Director	January 24, 2019
/S/ Francis M. Fetsko Francis M. Fetsko	Executive Vice President, Chief Financial Officer, Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	January 24, 2019
/S/ John E. Alexander John E. Alexander	Director	January 24, 2019
/S/ Paul J. Battaglia Paul J. Battaglia	Director	January 24, 2019
/S/ Daniel J. Fessenden Daniel J. Fessenden	Director	January 24, 2019
/S/ Susan A. Henry Susan A. Henry	Director	January 24, 2019
/S/ Patricia A. Johnson Patricia A. Johnson	Director	January 24, 2019
/S/ Frank C. Milewski Frank C. Milewski	Director	January 24, 2019
/S/ Michael H. Spain Michael H. Spain	Director	January 24, 2019
/S/ Alfred J. Weber Alfred J. Weber	Director	January 24, 2019
/S/ Craig Yunker Craig Yunker	Director	January 24, 2019

II-2

EXHIBIT INDEX

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at Page II-2)

99	Tompkins Financial Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (SEC Registration No. 333-163977) filed on December 23, 2009).